Exhibit 99.2
TRADEMARK SECURITY AGREEMENT
     THIS TRADEMARK SECURITY AGREEMENT AMENDMENT 1 (“Amendment”), dated as of December 3, 2010, is made by and between Graham Corporation, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York 14020 (the “Debtor”), and Bank of America, N.A., a national banking association with offices at One East Avenue, Rochester, New York 14638 (the “Secured Party”).
     This Amendment amends the Trademark Security Agreement (“Security Agreement”) made by the Debtor in favor of the Secured Party dated as of December 5, 2007. Capitalized terms not otherwise defined herein have the meanings given to them in the Security Agreement.
     The Debtor and Secured Party hereby agree as follows:
     1. Schedule A to the Security Agreement is hereby amended to add the information set forth in Schedule A attached to and made a part of this Amendment.
     2. Debtor represents and warrants that a true and correct list of all of the existing Collateral consisting of trademarks, trademark registrations or applications owned by Debtor, in whole or in part, is set forth in Schedule A as amended by this Amendment.
     3. Except as provided in this Amendment, all of the terms and conditions of the Security Agreement shall remain in full force and effect.
     4. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic scanned copy shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Agreement by facsimile or electronic scanned copy shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

Bank of America, N.A.
By:	/s/ Colleen M. O'Brien
Colleen M. O’Brien
Senior Vice President

Graham Corporation
By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President-Finance & Administration and Chief Financial Officer

SCHEDULE A

COUNTRY	REFERENCE#	FILED	APPLICATION#	REGDATE	REG#
STATUS	CLASSES

GRAHAM ENGINEERING ANSWERS AND DESIGN
CHINA REGISTERED	86038.000164 37	4/14/2006	5288203	9/28/2009	5288203
CHINA REGISTERED	86038.000170 07	4/14/2006	5288202	5/28/2009	5288202
CHINA REGISTERED	86038.000175 40	4/14/2006	5288204	9/28/2009	5288204
CHINA REGISTERED	86038.000178 42	4/14/2006	5288205	7/28/2009	5288205
CHINA REGISTERED	86038.000186 11	2/1/2007	5882305	2/14/2010	5882305
MEXICO REGISTERED	86038.000196 11	4/17/2007	848887	2/28/2008	1027534

GRAHAM VACUUM AND HEAT TRANSFER AND DESIGN
CHINA REGISTERED	86038.000165 37	4/14/2006	5288207	9/28/2009	5288207
CHINA REGISTERED	86038.000176 40	4/14/2006	5288208	9/28/2009	5288208
CHINA REGISTERED	86038.000179 07	4/14/2006	5288206	4/21/2009	5288206
CHINA REGISTERED	86038.000180 42	4/14/2006	5288209	7/28/2009	5288209
CHINA REGISTERED	86038.000187 11	2/1/2007	5882304	2/14/2010	5882304

GVHT
CHINA REGISTERED	86038.000166 37	4/14/2006	5288211	10/21/2009	5288211
CHINA REGISTERED	86038.000177 40	4/14/2006	5288186	9/28/2009	5288186
CHINA REGISTERED	86038.000182 42	4/14/2006	5288187	7/28/2009	5288187
CHINA REGISTERED	86038.000181 07	4/14/2006	5288210	4/21/2009	5288210
CHINA REGISTERED	86038.000188 11	2/1/2007	5882574	11/28/2009	5882574

MICROMAX

United States REGISTERED	86038.000141 11	12/17/2003	78/342,293	6/17/2008	3,450,764

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